Exhibit 99.1
Corporate investor relations
www.stockvalues.com 206.762.0993
Contacts:	Lawrence P. Ward, CEO	NEWS RELEASE
Margaret Torres, CFO
805-239-5200

HERITAGE OAKS BANCORP TO PRESENT AT SANDLER O’NEILL
CONFERENCE

Paso Robles, CA - March 6, 2006 — Heritage Oaks Bancorp (Nasdaq: HEOP), parent company of Heritage Oaks Bank, today announced plans to participate in the Central California Banking Panel at the Sandler O’Neill & Partners West Coast Financial Services Conference. Lawrence P. Ward, President and CEO of Heritage Oaks, will present on March 9, 2006, at 4:25 p.m. PST.

The conference, set for March 9 and 10 at Southern California’s Four Seasons Resort, Aviara, will be available in its entirety, both live and via 30-day replay, at www.sandleroneill.com. In addition, the audio of the conference can be heard by dialing (866) 362-5158 and referencing the Sandler O’Neill conference.

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank. Heritage Oaks Bank has its headquarters plus one branch office in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Cambria, Arroyo Grande, Atascadero and Morro Bay and three branch offices in Santa Maria. Heritage conducts commercial banking business in San Luis Obispo County and Northern Santa Barbara County. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

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NOTE: Transmitted on Prime Zone at   PST on March  , 2006.